FOR IMMEDIATE RELEASE

                                                                    Contact:
                                                                 Keith Welty
                                                                816-713-8631
                                                    KAWelty@nationalbeef.com

                                                              Sherlyn Manson
                                                                816-863-0532
                                                          smanson1@kc.rr.com

January 6, 2005 (Kansas City, MO.) --- Today National Beef Packing Company LLC
announces further production cutbacks due to continued unfavorable market conditions. These cutbacks will reduce slaughter by approximately 10,000-15,000 head per week and will impact operations at the Liberal and Dodge City, Kansas facilities.

Tim Klein, President and COO, "This decision to reduce hours is difficult but necessary due to unprecedented losses as a result of tight cattle supplies, poor demand and excessive beef imports."

National Beef Packing Company LLC is the nation's fourth largest beef processing company in the United States with a majority of its ownership held by beef producers. With sales exceeding $4.0 billion annually and 12 percent market share, National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets. ###